Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076

tel: (617) 796-8350 fax: (617) 796-8385

FOR IMMEDIATE RELEASE

Contact:
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8207
www.fivestarqualitycare.com

Five Star Quality Care, Inc. Announces the Acquisition of 10 Assisted Living Facilities and the Amendment of Certain Leases

Newton, MA (July 2, 2008):  Five Star Quality Care, Inc. (AMEX: FVE) today announced that it has purchased three assisted living facilities with 259 living units for $21.4 million and acquired the operations of an additional seven assisted living facilities with 614 living units for an annual rent payment of approximately $7.6 million per year.  The 10 facilities combined have a total of 873 living units, an average occupancy of 82% and are located in Pennsylvania and New Jersey.

The 10 facilities were previously operated by NewSeasons Assisted Living Communities, Inc. (“NewSeasons”) under leases from Senior Housing Properties Trust (NYSE: SNH) and FVE has assumed NewSeasons’s lease obligations to SNH for seven of these facilities.  In consideration of FVE’s lease assumption, NewSeasons has paid FVE $10 million and transferred title to certain personal property located at the facilities which personal property was owned by NewSeasons.

Commenting upon this transaction, Bruce J. Mackey, Jr., President and CEO of FVE, made the following statement:

“Five Star is pleased to assume the operations of these 10 former NewSeasons properties. FVE believes that these communities are recently built in excellent locations.

“Five Star believes these operations may be immediately accretive to Five Star’s financial results and that there may be additional financial upside from these operations when Five Star provides a new focus to these operations.

“Five Star’s decision to purchase three of the NewSeasons properties is in keeping with its business plan to own certain properties in order to improve its financial flexibility.  In addition to its leaseholds from SNH and HCP, Inc. (NYSE: HCP), Five Star owns several of its communities, including 14 communities (1,207 living units) unencumbered by mortgage debts.”

FVE expects to use the payment it receives from NewSeasons and its available cash on hand to fund the purchase of the three properties being acquired and to provide the necessary working capital for these new operations.  FVE’s revolving bank credit facility for $40 million (expandable to $80 million in certain circumstances) remains undrawn and available for generally business purposes.

FVE also announced the amendment of its historical leases with SNH as follows:

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Until June 30, 2008, FVE and SNH had three principal combination leases: (i) one lease for 133 communities (11,036 living units) expiring in 2020; (ii) a second lease for 30 large communities (7,275 living units) expiring in 2017; and (iii) a third lease for two rehabilitation hospitals (364 beds) expiring in 2026.

•

After completion of the transaction for the former NewSeasons facilities, the leases with SNH have been realigned and there will be four combination leases: (a) one lease for 100 facilities (8,600 living units) expiring in 2022; (b) a second lease for 32 facilities (7,639 living units) expiring in 2026; (c) a third lease for 33 facilities (2,436 living units) expiring in 2024; and (d) a fourth lease for the seven facilities (614 living units) formerly operated by NewSeasons expiring in 2017.

•

The rents payable by FVE to SNH will be unchanged as a result of this lease realignment; and the increased rent payable if and as SNH purchases improvements to the leased properties will be set at the greater of: (i) 8% per annum, or (ii) the 10 year Treasury rate plus 300 basis points.

Five Star Quality Care, Inc. is a healthcare and senior living services company that currently operates independent and assisted living facilities, skilled nursing facilities, rehabilitation hospitals, as well as institutional pharmacies and outpatient rehabilitation services clinics. FVE is headquartered in Newton, MA.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED ON FVE’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR.  FOR EXAMPLE:

•                  THE PAYMENT AMOUNT FROM NEWSEASONS TO FVE INCLUDES IN KIND PAYMENTS IN THE FORM OF TITLE TO CERTAIN PERSONAL PROPERTY PREVIOUSLY OWNED BY NEWSEASONS.  THIS AMOUNT HAS BEEN ESTABLISHED BY NEGOTIATION.  HOWEVER, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES MAY REQUIRE THAT THE VALUE OF THIS PERSONAL PROPERTY BE RECORDED AT A DIFFERENT AMOUNT DETERMINED BY APPRAISAL OR OTHERWISE.  AN APPRAISAL OF THE PERSONAL PROPERTY BEING TRANSFERRED BY NEWSEASONS TO FVE IS CURRENTLY UNDERWAY AND FVE CAN PROVIDE NO ASSURANCE REGARDING THE OUTCOME OF THIS APPRAISAL NOR ITS IMPACT UPON THE ACCOUNTING FOR THIS TRANSACTION.

•                  THE PURCHASE PRICE FOR THE THREE PROPERTIES BEING ACQUIRED BY FVE AND THE REVISED RENT FOR THE SEVEN PROPERTIES PAYABLE BY FVE TO SNH HAVE BEEN NEGOTIATED BETWEEN FVE AND SNH AND APPROVED BY THE INDEPENDENT DIRECTORS OF FVE AND THE INDEPENDENT TRUSTEES OF SNH.  HOWEVER, THESE AMOUNTS ARE SUBJECT TO RENEGOTIATION BY EITHER FVE OR SNH BASED UPON CONFIRMATORY APPRAISALS WHICH ARE CURRENTLY UNDERWAY.  ACCORDINGLY, THESE AMOUNTS MAY BE ADJUSTED.

•                  MR. MACKEY’S STATEMENT THAT FVE’S ASSUMING THE OPERATIONS OF THE 10 FORMER NEWSEASONS PROPERTIES MAY BE IMMEDIATELY ACCRETIVE TO FVE’S FINANCIAL RESULTS AND THAT THERE MAY BE ADDITIONAL FINANCIAL UPSIDE AVAILABLE TO FVE FROM THESE OPERATIONS IS BASED UPON SEVERAL ASSUMPTIONS WHICH MAY NOT BE ACHIEVED. FOR EXAMPLE: FVE MAY BE UNABLE TO MAINTAIN OR IMPROVE THE OCCUPANCY OF THESE COMMUNITIES; THE RATES WHICH FVE CAN CHARGE FOR SERVICES AT THESE FACILITIES MAY DECLINE; OR THE EXPENSES WHICH FVE INCURS IN THESE OPERATIONS MAY INCREASE.  SOME OF THESE UNANTICIPATED EVENTS MAY

OCCUR BECAUSE OF CIRCUMSTANCES BEYOND FVE’S CONTROL; FOR EXAMPLE, BECAUSE OF A GENERAL ECONOMIC SLOWDOWN OR RECESSION, BECAUSE OF INCREASING INFLATION OR OTHERWISE.  IF ANY OF THE UNANTICIPATED RESULTS OCCUR, THE ASSUMPTIONS WHICH SUPPORT MR. MACKEY’S STATEMENTS MAY BE INACCURATE AND FVE MAY EXPERIENCE LOSSES AS A RESULT OF ITS ASSUMING THE OPERATIONS OF THE FORMER NEWSEASONS COMMUNITIES.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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